PRESS RELEASE

Syntroleum and Marathon Discharge Promissory Notes and Sign New Technology License Agreement

Thursday, January 18, 2007

Contacts:	Gary Gamino
Syntroleum Corporation

(918) 592-7900

ggamino@syntroleum.com

TULSA, OK – Syntroleum Corporation (NASDAQ:SYNM) announced today the execution of a new, definitive license agreement with Marathon Oil Company, a wholly owned subsidiary of Marathon Oil Corporation (NYSE: MRO). The new agreement replaces the original Master Preferred License Agreement for Syntroleum’s gas-to-liquids (GTL) technology, and it establishes a limited master license for Syntroleum’s coal-to-liquids (CTL) technology. This agreement allows Marathon Oil Company the non-exclusive right to use Syntroleum’s Fischer Tropsch process to produce synthetic crude. Revenue to Syntroleum under this agreement would be in the form of royalties based upon actual production volumes from any licensed plants constructed and operated by Marathon.

As part of this agreement, Marathon terminated and discharged all of its rights under two promissory notes, in the amount of $21.3 million plus accumulated interest in the amount of $6.3 million, originally established in connection with the construction of Syntroleum’s Fischer Tropsch Catoosa Demonstration Facility. Also, Syntroleum has agreed to pay Marathon two payments of $3 million each in December of 2008 and December of 2009.

About Syntroleum (NASDAQ:SYNM)

Syntroleum Corporation owns a proprietary process for converting natural gas or synthesis gas derived from coal and other carbon-based feedstock into synthetic liquid hydrocarbons. The company plans to use its technology to develop and participate in natural gas and coal monetization projects in a number of global locations.

About Marathon

Marathon Oil Company is a subsidiary of Marathon Oil Corporation (NYSE:MRO), an integrated energy company engaged in worldwide exploration, production and transportation of crude oil and natural gas. Through its ownership of Marathon Petroleum Company, LLC, the company also refines, markets and transports petroleum products in the United States. For more information about Marathon, please visit the company’s website at www.marathon.com .

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This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, economics and development of possible Fischer-Tropsch projects, future capital and operating costs of the company, quality and performance of Fischer-Tropsch catalysts, potential results for Syntroleum shareholders, testing, qualities and uses of Fischer-Tropsch fuels, future programs with the United States government or it various entities, ownership of intellectual property rights, execution of definitive agreements, technology development and market development. When used in this document, the words "anticipate," "believe," "estimate," "expect," "intent," "may," "project," "plan", "should," and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include failure to execute definitive agreements, the potential that commercial-scale GTL or coal-to-liquids plants will not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants will experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices and government support for such plants), construction risks, risks associated with investments and operations of GTL and coal-to-liquids plants, the ability to implement corporate strategies, competition, intellectual property risks, Syntroleum’s ability to obtain financing and other risks described in the company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office